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Exhibit 99.1

INCOME STATEMENT—PRESENTATION CHANGES

        Beginning with the First Quarter 2004, Aimco has modified the presentation of its Consolidated Statements of Income in order to add visibility and clarity to its operations. We believe this presentation change is helpful and provides a better understanding of Aimco's business. It is important to note that these changes do not affect the accounting treatment of amounts reported, only their classification within the income statement.

        Revenue previously classified as Management fees and other income is now presented primarily in two line items: (1) Property management revenues; and (2) Activity fees and asset management revenues. Expenses previously classified as Management and other expenses are now presented primarily in three line items: (1) Property management expense; (2) Activity and asset management expenses; and (3) General and administrative expenses (G&A).

        The new presentation also reclassifies:

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  Certain administrative expenses from Management and other expenses to G&A;

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  Income tax provision/benefit from Management and other expenses to Other expenses (income), net;

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  Insurance claim losses and risk management operations related to unconsolidated real estate partnerships from Management and other expenses to Other expenses (income), net; and

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  Depreciation and amortization related to corporate fixed assets (non-real estate related) from Management and other expenses to Depreciation and amortization.

        One of the primary reasons behind these changes is the evolution of Aimco's Investment Management business segment. Over the past few years, the amounts reported for this segment have diminished as Aimco has consolidated an increased portion of its real estate holdings and reduced its third party management activities.

        These presentation changes:

  •
  Add greater clarity to property management and activity fee and asset management business activities;

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  Reflect only costs that are directly associated with property management and activity fee and asset management business activities and no longer include allocable indirect costs;

  •
  Separate recurring income generated by property management from transaction-based income generated by fee and asset management activities; and

  •
  Provide enhanced visibility of Aimco's core activities to facilitate a better understanding by our investors and easier modeling for investors and analysts.

        In order to assist Aimco's shareholders in modeling and analyzing the company using this new income statement presentation, income statements for each quarter of 2003 in the new presentation format are attached.

Pro forma GAAP Income Statements as Modified for Presentation Purposes
(in thousands)
(unaudited)

	Three Months Ended March 31, 2003	Three Months Ended June 30, 2003	Three Months Ended September 30, 2003	Three Months Ended December 31, 2003	Year Ended December 31, 2003	10-K As Reported Year Ended December 31, 2003
REVENUES:
Rental and other property revenues	$353,638	$361,969	$367,452	$362,737	$1,445,796	$1,445,796
Property management revenues, primarily from affiliates	9,239	9,607	9,652	9,494	37,992	70,487
Activity fees and asset management revenues, primarily from affiliates	5,788	3,111	3,285	8,014	20,198	—

Total revenues	368,665	374,687	380,389	380,245	1,503,986	1,516,283

EXPENSES:
Property operating expenses	153,224	154,854	163,444	158,825	630,347	642,697
Property management expenses	2,117	1,925	1,961	2,103	8,106	50,574
Activity and asset management expenses	1,835	1,972	2,003	2,557	8,367	—
Depreciation and amortization	85,123	86,712	85,844	91,073	348,752	328,379
Amortization of intangibles	837	2,603	1,276	1,986	6,702	6,702
General and administrative expenses	9,735	7,566	11,725	21,620	50,646	28,815
Other expenses (income), net	(3,595)	(3,521)	(2,971)	2,037	(8,050)	—

Total expenses	249,276	252,111	263,282	280,201	1,044,870	1,057,167

Operating income	119,389	122,576	117,107	100,044	459,116	459,116
Interest income	6,079	7,089	5,121	6,731	25,020	25,020
Provision for losses on notes receivable	(697)	(791)	23	(718)	(2,183)	(2,183)
Interest expense	(91,147)	(93,509)	(93,387)	(94,703)	(372,746)	(372,746)
Equity in earnings (losses) of unconsolidated real estate partnerships	(1,682)	(3,132)	(1,767)	164	(6,417)	(6,417)
Deficit distributions to minority partners	(5,468)	(3,633)	(11,827)	(1,744)	(22,672)	(22,672)
Impairment loss on investment in unconsolidated real estate partnerships	—	—	—	(4,122)	(4,122)	(4,122)
Gain (loss) on dispositions of real estate related to unconsolidated real estate partnerships	(79)	839	1,449	969	3,178	3,178

Income before minority interests and discontinued operations	26,395	29,439	16,719	6,621	79,174	79,174
Minority interests:
Minority interest in consolidated real estate partnerships	(1,055)	(1,579)	(1,511)	2,117	(2,028)	(2,028)
Minority interest in Aimco Operating Partnership	(2,708)	(2,768)	(428)	(533)	(6,437)	(6,437)

Total minority interests	(3,763)	(4,347)	(1,939)	1,584	(8,465)	(8,465)
Income from continuing operations	22,632	25,092	14,780	8,205	70,709	70,709
Discontinued operations:
Income (loss) from discontinued operations, net	(809)	34,138	25,855	28,964	88,148	88,148

Net income	$21,823	$59,230	$40,635	$37,169	$158,857	$158,857

Net income attributable to preferred stockholders	$22,141	$24,961	$26,930	$19,533	$93,565	$93,565

Net income (loss) attributable to common stockholders	$(318)	$34,269	$13,705	$17,636	$65,292	$65,292

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INCOME STATEMENT—PRESENTATION CHANGES